                                                                     EXHIBIT 2.2



                               CREDIT AGREEMENT


                         dated as of October 25, 1999


                                     among


                             TRANSIT GROUP, INC.,


                        VARIOUS FINANCIAL INSTITUTIONS


                                      and


                                 BANK ONE, NA,
                                   as Agent

                               TABLE OF CONTENTS

                                                                                                       Page
                                           ARTICLE I

                                          DEFINITIONS.................................................    1

                                          ARTICLE II

                                         THE CREDITS..................................................   18

     2.1.  Commitment.................................................................................   18
     2.2.  Swing Line Loans...........................................................................   18
           2.2.1    Swing Line Request................................................................   19
           2.2.2    Making of Swing Line Loans........................................................   19
           2.2.3    Swing Line Note...................................................................   19
           2.2.4    Repayment of Swing Line Loans.....................................................   19
     2.3.  Required Payments; Termination.............................................................   20
     2.4.  Ratable Loans..............................................................................   20
     2.5.  Types of Advances..........................................................................   20
     2.6.  Commitment Fee; Reductions in Aggregate Commitment.........................................   20
     2.7.  Minimum Amount of Each Advance.............................................................   20
     2.8.  Optional Principal Payments................................................................   21
     2.9.  Method of Selecting Types and Interest Periods for New Advances............................   21
     2.10. Conversion and Continuation of Outstanding Advances........................................   21
     2.11. Changes in Interest Rate, etc..............................................................   22
     2.12. Rates Applicable After Default.............................................................   22
     2.13. Method of Payment..........................................................................   23
     2.14. Noteless Agreement; Evidence of Indebtedness...............................................   23
     2.15. Telephonic Notices.........................................................................   24
     2.16. Interest Payment Dates; Interest and Fee Basis.............................................   24
     2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions............   24
     2.18. Lending Installations......................................................................   25
     2.19. Non-Receipt of Funds by the Agent..........................................................   25
     2.20. Facility LCs...............................................................................   25
           2.20.1   Issuance..........................................................................   25
           2.20.2   Participations....................................................................   26
           2.20.3   Notice............................................................................   26
           2.20.4   LC Fees...........................................................................   26
           2.20.5   Administration; Reimbursement by Lenders..........................................   26
           2.20.6   Reimbursement by Borrower.........................................................   27

           2.20.7   Obligations Absolute........................ 28
           2.20.8   Actions of LC Issuer........................ 28
           2.20.9   Indemnification............................. 28
           2.20.10  Lenders'Indemnification..................... 29
           2.20.11  Facility LC Collateral Account.............. 29
           2.20.12  Rights as a Lender.......................... 30

                                  ARTICLE III

                           YIELD PROTECTION; TAXES.............. 30

     3.1.  Yield Protection..................................... 30
     3.2.  Changes in Capital Adequacy Regulations.............. 31
     3.3.  Availability of Types of Advances.................... 31
     3.4.  Funding Indemnification.............................. 31
     3.5.  Taxes................................................ 32
     3.6.  Lender Statements; Survival of Indemnity............. 33

                                  ARTICLE IV

                             CONDITIONS PRECEDENT............... 34

     4.1.  Initial Credit Extension............................. 34
     4.2.  Each Credit Extension................................ 35

                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES........... 36

     5.1.  Existence and Standing............................... 36
     5.2.  Authorization and Validity........................... 36
     5.3.  No Conflict; Government Consent...................... 36
     5.4.  Financial Statements................................. 37
     5.5.  Material Adverse Change.............................. 37
     5.6.  Taxes................................................ 37
     5.7.  Litigation and Contingent Obligations................ 37
     5.8.  Subsidiaries......................................... 37
     5.9.  ERISA................................................ 37
     5.10. Accuracy of Information.............................. 38
     5.11. Regulation U......................................... 38
     5.12. Material Agreements.................................. 38
     5.13. Compliance With Laws................................. 38

     5.14.    Ownership of Properties...................................................  38
     5.15.    Plan Assets; Prohibited Transactions......................................  38
     5.16.    Environmental Matters.....................................................  38
     5.17.    Investment Company Act....................................................  39
     5.18.    Public Utility Holding Company Act........................................  39
     5.19.    Year 2000.................................................................  39
     5.20.    Post-Retirement Benefits..................................................  39
     5.21.    Solvency..................................................................  39

                                               ARTICLE VI

                                                COVENANTS...............................  40

     6.1.     Financial Reporting.......................................................  40
     6.2.     Use of Proceeds...........................................................  41
     6.3.     Notice of Default.........................................................  41
     6.4.     Conduct of Business.......................................................  42
     6.5.     Taxes.....................................................................  42
     6.6.     Insurance.................................................................  42
     6.7.     Compliance with Laws......................................................  42
     6.8.     Maintenance of Properties.................................................  42
     6.9.     Inspection; Collateral Audit..............................................  42
     6.10.    Dividends.................................................................  43
     6.11.    Indebtedness..............................................................  43
     6.12.    Merger....................................................................  43
     6.13.    Sale of Assets............................................................  43
     6.14.    Investments and Acquisitions..............................................  44
     6.15.    Liens.....................................................................  44
     6.16.    Year 2000.................................................................  45
     6.17.    Affiliates................................................................  45
     6.18.    No Amendment to GECC Convertible Preferred Stock; No Issuance of
              Additional Redeemable Stock...............................................  45
     6.19.    Sale of Accounts..........................................................  45
     6.20.    Sale and Leaseback Transactions and other Off-Balance Sheet
              Liabilities...............................................................  45
     6.21.    Contingent Obligations....................................................  45
     6.22.    Letters of Credit.........................................................  45
     6.23.    Prepayment of Other Debt..................................................  46
     6.24.    Financial Covenants.......................................................  46
              6.24.1   Fixed Charge Coverage Ratio......................................  46
              6.24.2   Leverage Ratio...................................................  46
              6.24.3   Minimum Consolidated Net Worth...................................  46

           6.24.4   Asset Coverage Ratio........................ 46
     6.25. Additional Subsidiaries; Further Assurances.......... 46

                                ARTICLE VII

                                 DEFAULTS....................... 47


                               ARTICLE VIII

               ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES... 50

     8.1.  Acceleration; Facility LC Collateral Account......... 50
     8.2.  Amendments........................................... 51
     8.3.  Preservation of Rights............................... 52

                                ARTICLE IX

                            GENERAL PROVISIONS.................. 52

     9.1.  Survival of Representations.......................... 52
     9.2.  Governmental Regulation.............................. 52
     9.3.  Headings............................................. 52
     9.4.  Entire Agreement..................................... 52
     9.5.  Several Obligations; Benefits of this Agreement...... 53
     9.6.  Expenses; Indemnification............................ 53
     9.7.  Numbers of Documents................................. 53
     9.8.  Accounting........................................... 53
     9.9.  Severability of Provisions........................... 54
     9.10. Nonliability of Lenders.............................. 54
     9.11. Confidentiality...................................... 54
     9.12. Nonreliance.......................................... 54
     9.13. Disclosure........................................... 54

                                ARTICLE X

                                THE AGENT...................... 55

     10.1. Appointment; Nature of Relationship.................. 55

     10.2.  Powers...................................................  55
     10.3.  General Immunity.........................................  55
     10.4.  No Responsibility for Loans, Recitals, etc...............  55
     10.5.  Action on Instructions of Lenders........................  56
     10.6.  Employment of Agents and Counsel.........................  56
     10.7.  Reliance on Documents; Counsel...........................  56
     10.8.  Agent's Reimbursement and Indemnification................  56
     10.9.  Notice of Default........................................  57
     10.10. Rights as a Lender.......................................  57
     10.11. Lender Credit Decision...................................  57
     10.12. Successor Agent..........................................  57
     10.13. Agent's Fee..............................................  58
     10.14. Delegation to Affiliates.................................  58
     10.15. Execution of Collateral Documents........................  58
     10.16. Collateral Releases......................................  58

                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS................... 59

     11.1.  Setoff.................................................... 59
     11.2.  Ratable Payments.......................................... 59


                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..... 59

     12.1.  Successors and Assigns.................................... 59
     12.2.  Participations............................................ 60
            12.2.1   Permitted Participants; Effect................... 60
            12.2.2   Voting Rights.................................... 60
            12.2.3   Benefit of Setoff................................ 60
     12.3.  Assignments............................................... 61
            12.3.1   Permitted Assignments............................ 61
            12.3.2   Effect; Effective Date........................... 61
     12.4.  Dissemination of Information.............................. 62
     12.5.  Tax Treatment............................................. 62

                                  ARTICLE XIII

                                     NOTICES.......................... 62

     13.1.    Notices................................................ 62
     13.2.    Change of Address...................................... 62

                                  ARTICLE XIV

                                 COUNTERPARTS........................ 63


                                  ARTICLE XV

        CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. 63


     15.1.    CHOICE OF LAW.......................................... 63
     15.2.    CONSENT TO JURISDICTION................................ 63
     15.3.    WAIVER OF JURY TRIAL................................... 63


SCHEDULES

Pricing Schedule
Schedule 1  Guarantors and other Investments
Schedule 2  Liens and Indebtedness

EXHIBITS
--------

EXHIBIT A Form of Opinion of Counsel
EXHIBIT B Form of Compliance Certificate
EXHIBIT C Form of Assignment Agreement
EXHIBIT D Form of Transfer Instructions
EXHIBIT E-1 Form of Note
EXHIBIT E-2 Form of Swing Line Note
EXHIBIT F Form of Borrowing Base Certificate

                                CREDIT AGREEMENT

     This Agreement, dated as of October 25, 1999, is among Transit Group, Inc., a Florida corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Swing Line Lender, LC Issuer and as Agent. The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Account Debtor" means any Person who is obligated to a Credit Party under, with respect to, or on account of an Account Receivable.

     "Account Receivable" means, with respect to any Person, any right of such person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Acquisition Credit Agreement" means the Acquisition Credit Agreement dated as of October 25, 1999 among the Borrower, certain lenders and Bank One as agent for the lenders thereunder, as it may be amended or otherwise modified from time to time.

     "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "AmSouth Credit Agreement" means the $33,000,000 Line of Credit Agreement dated November 5, 1998 between the Borrower and AmSouth Bank, as amended or modified from time to time.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

     "Applicable LC Fee Rate" means, at any time, the percentage rate per annum at which Facility LC Fees are accruing at such time determined in accordance with the Pricing Schedule.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Asset Coverage Ratio" is defined in Section 6.24.4.

     "Authorized Officer" means any of the Chief Executive Officer, the President, or any Vice President of the Borrower, acting singly.

     "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Borrower" means Transit Group, Inc., a Florida corporation, and its successors and permitted assigns.

     "Borrowing Base" means the sum of (a) 85% of Eligible Accounts Receivable, plus (b) 90% of the net book value of Eligible Revenue Equipment, plus (c) the lesser of (i) 50% of the appraised value of Eligible Real Estate (as set forth in the related appraisals referred to in the definition of "Eligible Real Estate") and (ii) $5,000,000.

     "Borrowing Date" means a date on which an Advance or a Swing Line Loan is made hereunder.

     "Borrowing Notice" is defined in Section 2.9.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (ii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor and (iii) expenditures which would otherwise constitute a Capital Expenditure made in connection with a Permitted Acquisition.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America or mutual funds limited to the same,
(ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's,
(iii) demand deposit accounts maintained in the ordinary course of business, and
(iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (i) any Person or group (within the meaning of Rule 13d-5 under the Securities and Exchange Act of 1934), excluding Wayne Davis, any member of his immediate family and any trust therefor or Affiliate thereof, shall be or become the beneficial owner (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934) of issued and outstanding capital stock of the Borrower representing 20% or more of the voting power in elections for directors of the Borrower on a fully diluted basis or (ii) a majority of the members of the Board of Directors of the Borrower shall cease to be Continuing Members.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Documents" means, collectively, the Pledge and Security Agreement and any other document executed in connection with or pursuant thereto.

     "Collateral Shortfall Amount" is defined in Section 8.1.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Swing Line Loans and Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid, (iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) after taxes of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Consolidated Rentals" means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Continuing Member" means a member of the Board of Directors of the Borrower who either (a) was a member of the Borrower's Board of Directors on the date of the initial Credit Extension hereunder and has been such continuously thereafter or (b) became a member of such Board of Directors after the date of the initial Credit Extension hereunder and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Borrower's Board of Directors.

     "Conversion/Continuation Notice" is defined in Section 2.10.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, BANK ONE CORPORATION, from time to time, changing when and as said corporate base rate or prime rate changes.

     "Credit Extension" means the making of an Advance, the making of a Swing Line Loan or the issuance of a Facility LC hereunder.

     "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

     "Credit Party" means any of the Borrower and the Guarantors.

     "Default" means an event described in Article VII.

     "Dividends" means, with respect to the Borrower, dividends on its equity securities and, without duplication, (i) payments in respect of such equity securities, including without limitation payments in respect of interest under such equity securities or in connection with any redemption, purchase, retirement or defeasance of such equity securities and (ii) payments of annual and cumulative dividends on the GECC Convertible Preferred Stock.

     "Eligible Account Receivable" means an Account Receivable created by a Credit Party in the ordinary course of business arising out of the sale of goods or rendition of services by a Credit Party, which Account Receivable is not ineligible pursuant to the standards set forth below. Such standards of eligibility may be fixed and revised from time to time by the Agent acting reasonably and in good faith. In general, without limiting the foregoing, the following accounts receivable are not Eligible Accounts Receivable:

     (i) Accounts Receivable which remain unpaid ninety (90) days after the date of the original applicable invoice;

     (ii) all Accounts Receivable owing by a single Account Debtor (including an Account Receivable which remains unpaid fewer than ninety (90) days after the date of the original applicable invoice) if twenty-five percent (25%) of the balance owing by such Account Debtor, calculated without taking into account any credit balances of such Account Debtor, remains unpaid ninety (90) days after the date of the original applicable invoice or has otherwise become ineligible;

     (iii) Accounts Receivable in the amount equal to the excess of (a) the amount of all Accounts Receivable from any single Account Debtor and its Affiliates, which otherwise constitute Eligible Accounts Receivable and comprise more than thirty percent (30%) of all Eligible Accounts Receivable, over (b) the amount equal to thirty percent (30%) of all Eligible Accounts Receivable;

     (iv) Accounts Receivable with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of the Borrower;

     (v) Accounts Receivable with respect to which the Account Debtor is any federal governmental authority, the United States of America, or, in each case, any department, agency or instrumentality thereof, unless with respect to any such Account Receivable, the applicable Credit Party has complied to the Agent's satisfaction with the provisions of the Federal Assignment of Claims Act or other applicable statutes including, without limitation, executing and delivering to the Agent all statements of assignment and/or notification which are in form and substance acceptable to the Agent and which are deemed necessary by the Agent to effectuate the assignment to the Agent of such Accounts Receivable on behalf of the Lenders;

     (vi) Accounts Receivable with respect to which the obligor is any state or municipal governmental authority or any agency or instrumentality thereof;

     (vii) Accounts Receivable not denominated in U.S. or Canadian dollars or with respect to which the Account Debtor is not a resident of the United States or Canada unless the Account Debtor has supplied the applicable Credit Party with an irrevocable letter of credit, issued by a financial institution satisfactory to the Agent, sufficient to cover such Account Receivable in form and substance satisfactory to the Agent;

     (viii) Accounts Receivable with respect to which the Account Debtor has (a) asserted a counterclaim, (b) a legal or contractual right of setoff binding upon the applicable Credit Party whether or not asserted, but in each case in clauses
(a) and (b), only to the extent of such counterclaim or setoff;

     (ix) Accounts Receivable for which the prospect of payment or performance by the Account Debtor is or will be impaired as determined by the Agent in good faith, provided that the Agent in its discretion may designate a portion of such
       --------
Accounts Receivable as eligible;

     (x) Accounts Receivable with respect to which the Agent does not have a first and valid fully perfected and enforceable security interest or which are subject to any Lien in favor of any other Person;

     (xi) Accounts Receivable with respect to which the obligor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, trustee or assignee for the benefit of creditors;

     (xii) Accounts Receivable with respect to which the Account Debtor's obligation to pay the Account Receivable is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Accounts Receivable in connection with which Account Debtors are entitled to return inventory on the basis of the quality of such inventory) or consignment basis (and the Lenders hereby acknowledge that invoices issued upon dispatch to be held in the ordinary course of business for no more than 7 days and mailed upon return of the bill of lading shall be deemed Eligible Accounts Receivable unless otherwise ineligible);

     (xiii) Accounts Receivable with respect to which the Account Debtor's obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms (other than as a result of the potential application of bankruptcy, insolvency and other similar laws affecting creditors' rights generally and principles of equity);

     (xiv) Accounts Receivable with respect to which the applicable Credit Party has not yet shipped the applicable goods, performed the applicable service or issued the applicable invoice;

     (xv) any Account Receivable which is not in conformity in material respects with the representations and warranties made by the applicable Credit Party to the Agent with respect thereto, whether contained in this Agreement or the Pledge and Security Agreement;

     (xvi) Accounts Receivable in connection with which the applicable Credit Party has not complied with all material requirements contained in the charter and by-laws or other organizational or governing documents of the applicable Credit Party, and any law, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the applicable Credit Party or any of its property or to which the applicable Credit Party or any of its property is subject, including, without limitation, all laws, rules, regulations and orders of any governmental authority or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection, applicable to such Account Receivable (or any related contracts) or affecting the collectability of such Accounts Receivable; and

     (xvii) Accounts Receivable in connection with which the applicable Credit Party or any other party to such account receivable is in default in the performance or observance of any of the terms thereof in any material respect.

     "Eligible Real Estate" means real property which meets each of the following requirements:

            (a) it is designated in writing as Eligible Real Estate by the Borrower to the Agent;

            (b) it is owned solely by the Borrower and is not subject to any Lien whatsoever other than pursuant to the Collateral Documents and those referred to in Section 6.15(i) or (iv);

            (c) the Agent shall have received each of the following with respect to such real property, each in form and substance satisfactory to the Agent: (i) an environmental report (Phase I or higher, if required by the Agent) from environmental consultants approved by the Agent, (ii) an appraisal of such real property from an appraiser satisfactory to the Agent which appraisal shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (iii) evidence of property and liability insurance covering such real property (including flood insurance if applicable) and showing the Agent and the Lenders as additional insureds and as loss payees, (iv) survey, (v) title insurance,
     (vi) a mortgage and fixture filings, duly recorded in the appropriate recording office(s), granting to the Agent for the benefit of the Agent and the Lenders a first priority perfected Lien on such real property to secure the Obligations, (vii) an opinion of counsel for the Borrower, and (viii) evidence of payment of all related filing and recording fees and taxes;

            (d) the Agent shall have a first priority perfected Lien on the real property for the benefit of the Agent and the Lenders securing the Obligations; and

            (e) it is not real property which the Agent, acting in good faith, shall have notified the Borrower in writing is not deemed to constitute Eligible Real Estate.

     "Eligible Revenue Equipment" means all equipment of a Credit Party which meets each of the following requirements: (a) it is in marketable condition;
(b) it is not obsolete; (c) it is owned solely by such Credit Party and is not subject to any Lien whatsoever other than pursuant to the Collateral Documents;
(d) such equipment is a motor vehicle or other item subject to a certificate of title (or is a refrigeration unit associated with a refrigerated trailer), the Agent's lien has been noted on the certificate of title for such equipment and the Agent has a first priority perfected Lien on such equipment (or such Credit Party is in the process of causing the Agent's lien to be noted on such certificate of title during the 60 days immediately following the date of the initial Credit Extension); and (e) it is not equipment which the Agent, acting reasonably, shall have notified the Borrower in writing is not deemed to constitute Eligible Revenue Equipment. Any equipment which is at any time Eligible Revenue Equipment, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Revenue Equipment.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate appearing on Page 3750 of the Dow Jones (Telerate) Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Base Rate" with respect to such Eurodollar Loan for such Interest Period shall be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business

Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Facility LC" is defined in Section 2.20.1.

     "Facility LC Application" is defined in Section 2.20.3.

     "Facility LC Collateral Account" is defined in Section 2.20.11.

     "Facility LC Fees" is defined in Section 2.20.4.

     "Facility Termination Date" means October 25, 2004.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1999") refer to the Fiscal Year ending on December 31 of such calendar year.

     "Fixed Charge Coverage Ratio" is defined in Section 6.24.1.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the Floating Rate.

     "Foreign Subsidiary" means each Subsidiary of the Borrower that is organized under the laws of a jurisdiction outside the United States of America.

     "GECC Convertible Preferred Stock" means the Series A Convertible Preferred Stock issued by the Borrower pursuant to that certain Purchase Agreement dated as of May 13, 1999 by and between Transit Group, Inc. and GE Capital Equity Investments, Inc.

     "Guarantor" means each Subsidiary of the Borrower which has executed the Guaranty, and each of their respective successors and permitted assigns.

     "Guaranty" means that certain Guaranty dated as of the date hereof executed by each Guarantor in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) Operating Lease Obligations and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of seven days or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "LC Fee" is defined in Section 2.20.4.

     "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.20.5.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.20.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage Ratio" is defined in Section 6.24.2.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other Pledge and Security Agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan (and, in the case of the Swing Line Lender, also means any Swing Line Loan) made pursuant to
Article II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement, the Acquisition Credit Agreement, any Notes issued pursuant to Section 2.14, the Facility LC Applications, the Guaranty and the Collateral Documents.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

     "Material Financial Obligation" is defined in Section 7.5.

     "Modify" and "Modification" are defined in Section 2.20.1.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.14 in the form of Exhibit E-1 and the Swing Line Note.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Operating Lease Obligations" means, as at any date of determination, the amounts for such operating lease obligations set forth in the most current Form 10-K filed by the Borrower with the Securities and Exchange Commission, discounted in the case of each Operating Lease by applying a discount rate (which shall be 10%) from the date on which each fixed lease payment is due under such Operating Lease to the date of filing of such Form 10-K, adjusted for any Operating Leases entered into after the date of filing of such Form 10-K.

     "Other Taxes" is defined in Section 3.5(ii).

     "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans (other than Swing Line Loans) outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of Swing Line Loans outstanding at such time.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each fiscal quarter of the Borrower.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Acquisition" means an Acquisition (i) which has been recommended or approved by the board of directors or other governing body of the Person that is the object of such Acquisition, (ii) which occurs when no Default or Unmatured Default exists or will result therefrom, (iii) after giving effect to which no Default or Unmatured Default will exist on a pro forma basis (assuming that such Acquisition had occurred on the last day of the fiscal quarter most recently ended from the date which is one year prior to the date of such Acquisition), (iv) which is of a Person in the same general line of business as the Borrower and its Subsidiaries, (v) the purchase price for which does not exceed five times the cumulative net income plus, to the extent deducted from revenues in determining such net income, interest expense, expense for taxes paid or accrued, depreciation, amortization and extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in such net income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Person that is the object of such Acquisition for the preceding four fiscal quarters, and (vi) the total consideration for which (including assumed Indebtedness) does not exceed $25,000,000 (with the cash component of such purchase price not to exceed $7,500,000) without the consent of the Required Lenders.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pledge and Security Agreement" means that certain Pledge and Security Agreement dated as of the date hereof executed by the Borrower and the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 66 2/3 % of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3 % of the Aggregate Outstanding Credit Exposure (it being understood that if any Swing Line Loan is outstanding, each Lender shall be deemed to hold its Pro Rata Share thereof).

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelvemonth period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Swing Line Lender" means Bank One in its capacity as Swing Line Lender hereunder.

     "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum of $5,000,000 at any one time outstanding.

     "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.2 hereof.

     "Swing Line Note" means a promissory note, in substantially the form of Exhibit E-2 hereto, duly executed by the Borrower and payable to the order of the Swing Line Lender in the amount of the Swing Line Commitment, including any amendment, modification, renewal or replacement of such note.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Upfront Fees" means such fees to be paid to the Agent on the date of the initial Credit Extension as shall be agreed to by the Borrower and the Arranger.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "Year 2000 Program" is defined in Section 5.19.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of calculating Consolidated EBITDA, Consolidated Rentals, Consolidated Net Income, Consolidated Interest Expense and expense for taxes paid or accrued for any period, any Person heretofore or hereafter acquired by the Borrower or any Subsidiary during such period shall be deemed to have been acquired on the first day of such period, with pro forma adjustments limited to salaries, taxes and extraordinary charges (as defined by generally accepted accounting principles) and other items approved by the Agent in its reasonable discretion of such acquired Person relating to any prior period.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

     2.1  Commitment.  From and including the date of this Agreement and prior
          ----------
to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and
(ii) participate in Swing Line Loans and in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, (x) such Lender's Outstanding Credit Exposure shall not exceed its Commitment, and (y) the Aggregate Outstanding Credit Exposure shall not exceed the Borrowing Base. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

     2.2  Swing Line Loans.  Subject to the terms and conditions of this
          ----------------
Agreement (including but not limited to the limitations set forth in Section 2.1), the Swing Line Lender agrees to make the Swing Line Loans to the Borrower in accordance with this Section 2.2 up to the amount of the Swing Line Commitment and amounts borrowed under this Section 2.2 may be borrowed, repaid and reborrowed to, but not including, the Facility Termination Date. All outstanding Swing Line Loans shall be paid in full on the Facility Termination Date.

          2.2.1  Swing Line Request.  The Borrower may request a Swing Line Loan
                 ------------------
     from the Swing Line Lender on any Business Day before the Facility Termination Date by giving the Agent and the Swing Line Lender notice by 12:00 noon (Chicago time) (or such later time as the Borrower, the Swing Line Lender and the Agent may agree) on such Borrowing Date specifying the aggregate amount of such Swing Line Loan, which shall be an amount not less than $100,000. The Agent shall promptly notify each Lender of such request.

          2.2.2  Making of Swing Line Loans.  The Swing Line Lender shall, no
                 --------------------------
     later than 3:00 p.m. on such Borrowing Date, make the funds for such Swing Line Loan available to the Borrower at the Agent's Lending Installation or at such other place as indicated in written money transfer instructions from the Borrower in form and substance satisfactory to the Swing Line Lender.

          2.2.3  Swing Line Note.  The Swing Line Loans shall be evidenced by
                 ---------------
     the Swing Line Note and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan.

          2.2.4  Repayment of Swing Line Loans. The Borrower may at any time
                 -----------------------------
     pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000, any portion of the outstanding Swing Line Loans upon notice to the Agent and the Swing Line Lender. In addition, the Agent shall: (i) at any time at the request of the Swing Line Lender and (ii) on the fifth Business Day after the Borrowing Date for such Swing Line Loan, require the Lenders (including the Swing Line Lender) to make a Floating Rate Advance in an amount up to the amount of Swing Line Loans outstanding on such date for the purpose of repaying Swing Line Loans; provided,
                                                                --------
     however, that the obligation of each Lender to make such Advance is subject
     -------
     to the condition that the Swing Line Lender believed in good faith that all conditions under Section 4.2 were satisfied at the time the Swing Line Loan was made. If the Swing Line Lender receives notice from any Lender that a condition under Section 4.2 has not been satisfied, no Swing Line Loans shall be made until (a) such notice is withdrawn by such Lender or (b) the Required Lenders have waived satisfaction of any such condition. The Lenders shall deliver the proceeds of such Advance to the Agent by 12:00 noon (Chicago time) on the applicable Borrowing Date for application to the Swing Line Lender's outstanding Swing Line Loans. Subject to the proviso contained in the first sentence of this Section 2.2.4, each Lender's obligation to make available its Pro Rata Share of the Advance referred to in this Section shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, or anyone else, (ii) the occurrence or continuance of a Default or Unmatured Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or (iv) any other circumstance, happening or event whatsoever. If for any reason a Lender does not make available its Pro Rata Share of the foregoing Advance, such Lender shall be deemed to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in each Swing Line Loan then being repaid, equal to its Pro Rata Share of all such Swing Line Loans being repaid, so long as such purchase would not cause such Lender to exceed its Commitment. If any portion of any amount paid (or deemed paid) to the Agent should be recovered by or on behalf of the Borrower from the Agent in bankruptcy, otherwise, the loss of the amount so recovered shall be shared ratably among all Lenders.

     2.3. Required Payments; Termination.
          ------------------------------

     (a) The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     (b) At any time when the Aggregate Outstanding Credit Exposure exceeds the Borrowing Base, the Borrower shall prepay the Obligations in an amount equal to such excess (rounded upwards, if necessary, to an integral multiple of $10,000).

     2.4. Ratable Loans.  Each Advance hereunder shall consist of Loans made
          -------------
from the several Lenders ratably according to their Pro Rata Shares.

     2.5. Types of Advances.  The Advances may be Floating Rate Advances or
          -----------------
Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10.

     2.6. Commitment Fee; Reductions in Aggregate Commitment.
          --------------------------------------------------

     (a) The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

     (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $3,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure.

     2.7. Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in
          ------------------------------
the minimum amount of $3,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $3,000,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

     2.8. Optional Principal Payments.  The Borrower may from time to time pay,
          ---------------------------
without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

     2.9. Method of Selecting Types and Interest Periods for New Advances.  The
          ---------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a

"Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i)    the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)   the aggregate amount of such Advance,

     (iii)  the Type of Advance selected, and

     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.10.  Conversion and Continuation of Outstanding Advances.  Floating Rate
            ---------------------------------------------------
Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.11.  Changes in Interest Rate, etc. Each Floating Rate Advance shall bear
            ------------------------------
interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, from and including the date such Loan is made but excluding the date it becomes due, at a rate per annum equal to the Floating Rate for each such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance and on each Swing Line Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.12.  Rates Applicable After Default.  Notwithstanding anything to the
            ------------------------------
contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance and Swing Line Loan shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     2.13.  Method of Payment. All payments of the Obligations hereunder shall
            -----------------
be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.20.6.

     2.14.  Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall
            --------------------------------------------
maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder,
(c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender substantially in the form of Exhibit E-1 (or Exhibit E-2, in the case of the Swing Line Lender) hereto. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.15.  Telephonic Notices.  The Borrower hereby authorizes the Lenders and
            ------------------
the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.16.  Interest Payment Dates; Interest and Fee Basis.  Interest accrued on
            ----------------------------------------------
each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest on Floating Rate Advances accruing at a rate based on the Corporate Base Rate shall be computed on the basis of a 365- or 366-day year, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17.  Notification of Advances, Interest Rates, Prepayments and Commitment
            --------------------------------------------------------------------
Reductions. Promptly after receipt thereof, the Agent will notify each Lender of
----------
the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.18.  Lending Installations.  Each Lender may book its Loans and its
            ---------------------
participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     2.19.  Non-Receipt of Funds by the Agent.  Unless the Borrower or a Lender,
            ---------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.
If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.20.  Facility LCs.
            ------------

            2.20.1  Issuance.  The LC Issuer hereby agrees, on the terms and
                    --------
     conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $3,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance (provided that a Facility LC may provide for the renewal thereof for additional periods of up to one year each).

            2.20.2  Participations.  Upon the issuance or Modification by the LC
                    --------------
     Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

            2.20.3  Notice.  Subject to Section 2.20.1, the Borrower shall give
                    ------
     the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be reasonably satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

            2.20.4  LC Fees.  The Borrower shall pay to the Agent, for the
                    -------
     account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable LC Fee Rate in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date (each such fee described in this sentence "Facility LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee in an amount previously agreed upon between the LC Issuer and the Borrower, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

            2.20.5  Administration; Reimbursement by Lenders. Upon receipt from
                    ----------------------------------------
     the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

            2.20.6  Reimbursement by Borrower. The Borrower shall be irrevocably
                    -------------------------
     and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.20.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article
     IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

            2.20.7  Obligations Absolute.  The Borrower's obligations under this
                    --------------------
     Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.20.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20.6.

            2.20.8  Actions of LC Issuer.  The LC Issuer shall be entitled to
                    --------------------
     rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

            2.20.9  Indemnification.  The Borrower hereby agrees to indemnify
                    ---------------
     and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

            2.20.10 Lenders' Indemnification.  Each Lender shall, ratably in
                    ------------------------
     accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

            2.20.11 Facility LC Collateral Account.  The Borrower agrees that it
                    ------------------------------
     will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.20.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

            2.20.12 Rights as a Lender. In its capacity as a Lender, the LC
                    ------------------
     Issuer shall have the same rights and obligations as any other Lender.


                                  ARTICLE III

                            YIELD PROTECTION; TAXES
                            -----------------------

     3.1. Yield Protection.  If, on or after the date of this Agreement, the
          ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the LC Issuer or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans or of issuing or participating in Facility LCs or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein then, within 15 days of written demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

     3.2.  Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer
           ---------------------------------------
determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of written demand by such Lender or the LC Issuer, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International

Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3.  Availability of Types of Advances.  If any Lender determines that
           ---------------------------------
maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders reasonably determine that
(i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4.  Funding Indemnification.  If any payment of a Eurodollar Advance
           -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5.  Taxes.  (i) All payments by the Borrower to or for the account of any
           -----
Lender or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes written demand therefor pursuant to Section 3.6.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6.  Lender Statements; Survival of Indemnity. To the extent reasonably
           ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     4.1.  Initial Credit Extension.  The Lenders shall not be required to make
           ------------------------
the initial Credit Extension hereunder unless such initial Credit Extension occurs prior to October 22, 1999, the Upfront Fees are paid to the Lenders in immediately available funds and the Borrower has furnished to the Agent with sufficient copies for the Lenders:

     (i) Copies of the articles or certificate of incorporation of the Borrower and each Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of its bylaws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or such Guarantor is a party.

     (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or such Guarantor authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or such Guarantor.

     (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

     (v) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit A.

     (vi) Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender (including the Swing Line Note payable to the order of the Swing Line Lender).

     (vii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

     (viii) Information satisfactory to the Agent and the Required Lenders regarding the Borrower's Year 2000 Program.

     (ix)   The Pledge and Security Agreement and the Guaranty.

     (x) Evidence reasonably satisfactory to the Agent that all obligations, liabilities and Indebtedness under the AmSouth Credit Agreement have been paid in full and all commitments thereunder have terminated and all liens granted in connection therewith have been released, including any UCC termination statements or releases executed in connection therewith.

     (xi) Evidence satisfactory to the Agent that the Borrower and each Subsidiary have fully cooperated with the Agent's syndication efforts including, without limitation, by providing the Agent with information regarding the Borrower's and such Subsidiary's operations and prospects and such other information as the Agent deems reasonably necessary to successfully syndicate the Loans hereunder.

     (xii)  A final copy of the Acquisition Credit Agreement.

     (xiii) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

     (xiv) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2    Each Credit Extension. The Lenders shall not be required to make any
            ---------------------
Credit Extension unless on the applicable Credit Extension Date:

     (i)    There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

     (iii) All legal matters incident to the making of such Credit Extension shall be reasonably satisfactory to the Lenders and their counsel.

     Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

The Borrower represents and warrants to the Lenders that:

     5.1.   Existence and Standing. Each of the Borrower and its Subsidiaries is
            ----------------------
a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2.   Authorization and Validity.  The Borrower and each Guarantor has the
            --------------------------
power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower and such Guarantor is a party constitute legal, valid and binding obligations of the

Borrower or such Guarantor, as the case may be, enforceable against the Borrower or such Guarantor, as the case may be, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3.  No Conflict; Government Consent.  Neither the execution and delivery
           -------------------------------
by the Borrower or any Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4.  Financial Statements.  The December 31, 1998 and June 30, 1999
           --------------------
consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5.  Material Adverse Change. Since June 30, 1999 there has been no change
           -----------------------
in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6.  Taxes.  The Borrower and its Subsidiaries have filed all United
           -----
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been filed with the Internal Revenue Service through the Fiscal Year ended December 31, 1998. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7.  Litigation and Contingent Obligations.  There is no litigation,
           -------------------------------------
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8.  Subsidiaries.  Schedule 1 contains an accurate list of all
           ------------
Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable.

     5.9.  ERISA. There are no Unfunded Liabilities of any Single Employer Plan.
           -----
Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. Accuracy of Information.  No information, exhibit or report furnished
           -----------------------
by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

     5.11. Regulation U.  Margin stock (as defined in Regulation U) constitutes
           ------------
less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. Material Agreements.  Neither the Borrower nor any Subsidiary is a
           -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13.  Compliance With Laws. The Borrower and its Subsidiaries have
            --------------------
complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14.  Ownership of Properties.  Except as set forth on Schedule 2, on the
            -----------------------
date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

     5.15.  Plan Assets; Prohibited Transactions.  The Borrower is not an entity
            ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16.  Environmental Matters. In the ordinary course of its business, the
            ---------------------
officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17.  Investment Company Act. Neither the Borrower nor any Subsidiary is
            ----------------------
an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18.  Public Utility Holding Company Act.  Neither the Borrower nor any
            ----------------------------------
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19  Year 2000.  The Borrower has made a full and complete assessment of
           ---------
the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

     5.20. Post-Retirement Benefits.  There are no post-retirement medical and
           ------------------------
insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees.

     5.21. Solvency.  (i) Immediately after the consummation of the transactions
           --------
to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.


                                  ARTICLE VI

                                   COVENANTS
                                   ---------

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1.  Financial Reporting.  The Borrower will maintain, for itself and each
           -------------------
Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared on a consolidated basis in accordance with Agreement Accounting Principles, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows for itself and its Subsidiaries, accompanied by (a) any management letter prepared by said accountants, (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default in respect of Section 6.11(iii) or 6.24, or if, in the opinion of such accountants, any such Default or Unmatured Default shall exist, stating the nature and status thereof and (c) profit and loss statements on a consolidating basis for itself and its Subsidiaries, certified by its chief financial officer.

     (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

     (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

     (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (vi) As soon as possible and in any event within 15 days after receipt by the Borrower, a copy of (a) any written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
(b) any written notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (ix) Weekly, for the first year following the date of the initial Credit Extension, and within 30 days after the end of each month thereafter, a Borrowing Base Certificate in the form of Exhibit F, with appropriate insertions, signed by its chief financial officer, provided that such Borrowing
                                                   --------
Base Certificate shall be delivered weekly during the continuance of a Default or Unmatured Default.

     (x) As soon as available, but in any event within 60 days after the beginning of each Fiscal Year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet and funds flow statement and a projected consolidated and consolidating income statement) of the Borrower for such fiscal year.

     (xi) Within 30 days after the end of each month, an Accounts Receivable aging report.

     (xii) Such other information (including nonfinancial information) as the Agent or any Lender may from time to time reasonably request.

     6.2.  Use of Proceeds.  The Borrower will, and will cause each Subsidiary
           ---------------
to, use the proceeds of the Credit Extensions for working capital, Permitted Acquisitions and other general corporate purposes and to refinance existing indebtedness. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any other Acquisition.

     6.3.  Notice of Default.  The Borrower will, and will cause each Subsidiary
           -----------------
to, give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

     6.4.  Conduct of Business.  The Borrower will, and will cause each
           -------------------
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.5.  Taxes.  The Borrower will, and will cause each Subsidiary to, timely
           -----
file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

     6.6.  Insurance.  The Borrower will, and will cause each Subsidiary to,
           ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7.  Compliance with Laws.  The Borrower will, and will cause each
           --------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

     6.8.  Maintenance of Properties.  The Borrower will, and will cause each
           -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9.  Inspection; Collateral Audit.  The Borrower will, and will cause each
           ----------------------------
Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to (a) inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate and (b) conduct a collateral audit with respect to the Borrower and its Subsidiaries (i) within 90 days following the date of this Agreement and (ii) on a semiannual basis for the first year following the date of this Agreement (provided that the Agent and the Lenders may thereafter
                   --------
request an annual collateral audit in their reasonable discretion), all at the Borrower's expense.

     6.10. Dividends.  The Borrower will not, nor will it permit any Subsidiary
           ---------
to, declare or pay any Dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that, (i) so long as no Default or Unmatured Default exists or would result from the following, the Borrower may redeem its redeemable capital stock in an amount not to exceed $30,000,000 in the aggregate, (ii) so long as no Default or Unmatured Default exists or would result from the following, the Borrower may pay dividends on the GECC Convertible Preferred Stock, and (iii) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary.

     6.11. Indebtedness.  The Borrower will not, nor will it permit any
           ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (i)   The Loans and the Reimbursement Obligations.

     (ii)  Indebtedness existing on the date hereof and described in Schedule 2.

     (iii) After the date of this Agreement, (A) Purchase money Indebtedness for equipment, including Capitalized Leases, (B) Operating Lease Obligations, (C) subordinated seller notes and (D) the approximately $6,000,000 Rocor seller note, not to exceed $75,000,000 in aggregate principal amount outstanding at any time for all Indebtedness under clauses (A), (B), (C) and (D).

     (iv)  Indebtedness arising under the Acquisition Credit Agreement.

     (v) Indebtedness arising under interest rate, fuel management or hedging agreements between the Borrower and any Person entered into in the ordinary course of business and not for speculation.

     6.12. Merger.  The Borrower will not, nor will it permit any Subsidiary to,
           ------
merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

     6.13. Sale of Assets.  The Borrower will not, nor will it permit any
           --------------
Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

     (i) Sales of inventory and revenue equipment in the ordinary course of business.

     (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     6.14. Investments and Acquisitions.  The Borrower will not, nor will it
           ----------------------------
permit any Subsidiary to, make or suffer to exist any Investments, or commitments therefor, or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

     (i)   Cash Equivalent Investments.

     (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1.

     (iii) Permitted Acquisitions.

     (iv) Investments in the ordinary course of business in connection with the formation of new Subsidiaries in similar lines of business as the Borrower and its existing Subsidiaries.

     6.15.  Liens.  The Borrower will not, nor will it permit any Subsidiary to,
            -----
create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

     (v)    Liens existing on the date hereof and described in Schedule 2.

     (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

     (vii) Liens covering equipment (but not other assets) securing Indebtedness incurred or assumed for the purpose of financing such equipment and permitted under Section 6.11(iii); provided that (A) any such Lien attaches to such equipment concurrently with or within 60 days after the acquisition thereof, (B) such Lien attaches solely to such equipment so acquired in such transaction, and (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such equipment.

     (viii) Liens with respect to Indebtedness assumed in connection with Permitted Acquisitions.

     6.16.  Year 2000.  The Borrower will take and will cause each of its
            ---------
Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

     6.17.  Affiliates. The Borrower will not, and will not permit any
            ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction.

     6.18.  No Amendment to GECC Convertible Preferred Stock; No Issuance of
            ----------------------------------------------------------------
Additional Redeemable Stock.  The Borrower will not (a) amend the terms,
---------------------------
preferences, rights and limitations of the GECC Convertible Preferred Stock in any manner having the effect of increasing the amount of dividends thereon or redemptions thereof or providing for any earlier payment in respect of dividends or redemptions or otherwise in respect of such stock or (b) issue any redeemable shares of stock after the date of this Agreement.

     6.19.  Sale of Accounts.  The Borrower will not, nor will it permit any
            ----------------
Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

     6.20.  Sale and Leaseback Transactions and other Off-Balance Sheet
            -----------------------------------------------------------
Liabilities.  The Borrower will not, nor will it permit any Subsidiary to, enter
-----------
into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except with respect to revenue equipment in the ordinary course of business.

     6.21.  Contingent Obligations. The Borrower will not, nor will it permit
            ----------------------
any Subsidiary to, make or suffer to exist any Contingent Obligations (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary) exceeding at any time $5,000,000 in the aggregate, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations and (iii) the Guaranty.

     6.22.  Letters of Credit.  The Borrower will not, nor will it permit any
            -----------------
Subsidiary to, apply for or become liable upon or in respect of any letter of credit, except for Facility LCs.

     6.23.  Prepayment of Other Debt.  If an Unmatured Default or a Default has
            ------------------------
occurred, Borrower will not, nor will it permit any Subsidiary to, prepay any Indebtedness (including, without limitation, the GECC Convertible Preferred Stock) other than the Obligations.

     6.24.  Financial Covenants.
            -------------------

            6.24.1  Fixed Charge Coverage Ratio. The Borrower will not permit
                    ---------------------------
     the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA, plus Consolidated Rentals, minus 10% of Consolidated Capital Expenditures to (ii) Consolidated Interest Expense, plus Consolidated Rentals, plus current maturities of principal Indebtedness, plus expense for taxes paid, plus

     Dividends, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than (a) 1.25 to 1.0 for the fiscal quarters in Fiscal Years 1999 and 2000, (b) 1.30 to 1.0 for the fiscal quarters in Fiscal Year 2001, (c) 1.40 to 1.0 for the fiscal quarters in Fiscal Year 2002 and (d) 1.50 to 1.0 for the fiscal quarters in Fiscal Years 2003 and 2004.

            6.24.2  Leverage Ratio.  The Borrower will not permit the ratio (the
                    --------------
     "Leverage Ratio") determined as of the end of each of its fiscal quarters, of (i) Consolidated Indebtedness to (ii) Consolidated EBITDA plus Consolidated Rentals for the then most-recently ended four fiscal quarters to be greater than (a) 3.25 to 1.0 for the fiscal quarters in Fiscal Years 1999 and 2000 and (b) 3.00 to 1.0 for the fiscal quarters in Fiscal Years 2001, 2002, 2003 and 2004.

            6.24.3  Minimum Consolidated Net Worth. The Borrower will at all
                    ------------------------------
     times maintain Consolidated Net Worth of not less than the sum of (i) $74,300,000, plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending September 30, 1999 (without deduction for losses) and (iii) 100% of the net cash proceeds of equity issued by the Borrower on or after July 1, 1999.

            6.24.4  Asset Coverage Ratio. The Borrower will not at any time
                    --------------------
     permit the ratio (the "Asset Coverage Ratio") of (i) the sum of (a) aggregate Accounts Receivable and (b) the book value of all assets (other than intangible assets) to (ii) the remainder of (a) Consolidated Indebtedness less (b) Contingent Obligations (except to the extent shown on any consolidated balance sheet of the Borrower delivered pursuant to
     Section 6.1(i) and (ii)) less (c) Operating Lease Obligations (except to the extent shown on any consolidated balance sheet of the Borrower delivered pursuant to Section 6.1(i) and (ii)) to be less than 1.0 to 1.0 at any time.

     6.25.  Additional Subsidiaries; Further Assurances. The Borrower will cause
            -------------------------------------------
each Subsidiary existing on the date hereof and each additional Subsidiary acquired or created after the date hereof to execute a counterpart of the Guaranty and grant to the Agent for the benefit of the Agent and the Lenders perfected security interests in all of its personal property (and, to the extent included in Eligible Real Estate, real property) as collateral to secure the Obligations, in each case pursuant to the applicable Collateral Documents (subject only to Liens in favor of other Persons permitted under Section 6.15), provided that no Foreign Subsidiary shall have an obligation to execute a
--------
counterpart of the Guaranty or to grant any security interest in its personal property, and provided further that neither the Borrower nor any Subsidiary
              -------- -------
shall be required to pledge more than 65% of the stock of any Foreign Subsidiary. The Borrower agrees to take and to cause each Guarantor to take such actions as the Agent or the Required Lenders may from time to time reasonably request to establish and maintain perfected security interests in all of their personal property (and, to the extent included in Eligible Real Estate, real property), including without limitation the perfection of the Agent's security interest in all such personal property covered by certificates of title within 60 days immediately following the date of the initial Credit Extension (subject to Liens in favor of other Persons permitted under Section 6.15).

                                  ARTICLE VII

                                   DEFAULTS
                                   --------

The occurrence of any one or more of the following events shall constitute a
Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, the Acquisition Credit Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3.  The breach by the Borrower of any of the terms or provisions of
Article VI, Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18,
6.19, 6.20 or 6.24.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness or any amounts under any interest rate, fuel management or hedging agreement aggregating in excess of $5,000,000 ("Material Financial Obligation"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Financial Obligation was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Financial Obligation to cause, such Material Financial Obligation to become due prior to its stated maturity; or any Material Financial Obligation of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelvemonth period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

     7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the

Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

     7.13. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

     7.14. Any Change in Control shall occur.

     7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.16. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation within 1 day after such obligation is due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction, which default or breach continues beyond any period of grace therein provided.

     7.17. The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or any Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

     7.18. Any Collateral Document shall for any reason fail to create a valid and perfected security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

     7.19. The representations and warranties set forth in Section 5.15 shall at any time not be true and correct in any material respect.

     7.20. The Borrower or any Subsidiary shall fail to pay when due any obligation with respect to a Letter of Credit.

                                  ARTICLE VII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     8.1.  Acceleration; Facility LC Collateral Account.  (i) If any Default
           --------------------------------------------
described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount").

If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives , and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

     (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC

Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

     (iv) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2.  Amendments.  Subject to the provisions of this Article VIII, the
           ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or reduce the rate or extend the time of payment of interest or fees thereon or any Reimbursement Obligation related thereto.

     (ii)  Reduce the percentage specified in the definition of Required
Lenders.

     (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.3, or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

     (iv)  Amend this Section 8.2.

     (v) Release any guarantor of any Obligations or, except as provided in the Collateral Documents, release all or substantially all of the Collateral.

     (vi) Change the advance rates with respect to the Borrowing Base or add any asset class to the Borrowing Base.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, no amendment of any provision relating to the Swing Line Lender shall be effective without the written consent of the Swing Line Lender, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer.

The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3.  Preservation of Rights.  No delay or omission of the Lenders, the LC
           ----------------------
Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.


                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

     9.1.  Survival of Representations.  All representations and warranties of
           ---------------------------
the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     9.2.  Governmental Regulation.  Anything contained in this Agreement to the
           -----------------------
contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3.  Headings.  Section headings in the Loan Documents are for convenience
           --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4.  Entire Agreement.  The Loan Documents embody the entire agreement and
           ----------------
understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     9.5.  Several Obligations; Benefits of this Agreement.  The respective
           -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6.  Expenses; Indemnification.  (i)  The Borrower shall reimburse the
           -------------------------
Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including actual attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including actual attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

     (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7.  Numbers of Documents. All statements, notices, closing documents, and
           --------------------
requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8.  Accounting. Except as provided to the contrary herein, all accounting
           ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9.  Severability of Provisions. Any provision in any Loan Document that
           --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10.  Nonliability of Lenders. The relationship between the Borrower on
            -----------------------
the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11.  Confidentiality. Each Lender agrees to hold any confidential
            ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

     9.12.  Nonreliance. Each Lender hereby represents that it is not relying on
            -----------
or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

     9.13.  Disclosure. The Borrower and each Lender hereby (i) acknowledge and
            ----------
agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed
           -----------------------------------
by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. Powers.  The Agent shall have and may exercise such powers under the
           ------
Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity.  Neither the Agent nor any of its directors,
           ----------------
officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any
           ------------------------------------------
of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders.  The Agent shall in all cases be
           ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel.  The Agent may execute any of its
           --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel.  The Agent shall be entitled to rely
           ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification.  The Lenders agree to
           -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9.  Notice of Default. The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent
            ------------------
shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. Lender Credit Decision. Each Lender acknowledges that it has,
            ----------------------
independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written
            ---------------
notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent with (so long as no Default or Unmatured Default shall have occurred and be continuing) the consent of the Borrower (such consent not to be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its own
            -----------
account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated August 30, 1999, or as otherwise agreed from time to time.

     10.14. Delegation to Affiliates. The Borrower and the Lenders agree that
            ------------------------
the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15. Execution of Collateral Documents.  The Lenders hereby empower and
            ---------------------------------
authorize the Agent to execute and deliver to the Borrower on their behalf the Pledge and Security Agreement(s) and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Pledge and Security Agreement(s). The Lenders acknowledge and consent to the Agent acting as collateral agent under the Pledge and Security Agreement and the other Collateral Documents for the other secured creditors thereunder in addition to the Lenders.

     10.16. Collateral Releases.  The Lenders hereby empower and authorize the
            -------------------
Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.


                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS
                           ------------------------

     11.1. Setoff. In addition to, and without limitation of, any rights of the
           ------
Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has
           ----------------
payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1. Successors and Assigns. The terms and provisions of the Loan
           ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of
Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2. Participations.
           --------------

           12.2.1 Permitted Participants; Effect. Any Lender may, in the
                  ------------------------------
     ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

           12.2.2 Voting Rights.  Each Lender shall retain the sole right to
                  -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligations or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases all or substantially all of the collateral, if any, securing any such Credit Extension.

           12.2.3 Benefit of Setoff.  The Borrower agrees that each Participant
                  -----------------
     shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3. Assignments.
           -----------

           12.3.1 Permitted Assignments. Any Lender may, in the ordinary course
                  ---------------------
     of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided that any such
                                                          --------
     assignment must be done in conjunction with the assignment of an equivalent percentage of such Lender's rights and obligations under the Acquisition Credit Agreement. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

           12.3.2 Effect; Effective Date.  Upon (i) delivery to the Agent of an
                  ----------------------
     assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. Dissemination of Information. The Borrower authorizes each Lender to
           ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. Tax Treatment. If any interest in any Loan Document is transferred to
           -------------
any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XII

                                    NOTICES
                                    -------

     13.1. Notices.  Except as otherwise permitted by Section 2.17 with respect
           -------
to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     13.2. Change of Address.  The Borrower, the Agent and any Lender may each
           -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                 COUNTERPARTS
                                 ------------

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                                  ARTICLE XV

         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
         ------------------------------------------------------------

     15.1. CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
           -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO
           -----------------------
THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY

MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH
           --------------------
LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.


                              TRANSIT GROUP, INC.


                              By: /s/ Philip A. Belyew
                                  -----------------------------------------
                              Name:   Philip A. Belyew
                                    ---------------------------------------
                              Title: President and Chief Executive Officer
                                     --------------------------------------

                              2859 Paces Ferry Road, Suite 1740
                              Atlanta, Georgia 30339
                              Attention: Mark DiLuzio

                              Telephone: (770) 444-0426
                              FAX: (770) 444-0420

Commitments
-----------


$33,000,000.01
                              BANK ONE, NA,
                              Individually, as LC Issuer, as Swing Line Lender and as Agent

                              By:   /s/ Gregory J. Sjullie
                                  ---------------------------
                              Name:     Gregory J. Sjullie
                                    -------------------------
                              Title:    Vice President
                                    -------------------------

                              1 Bank One Plaza
                              Chicago, Illinois 60670
                              Attention: Gregory Sjullie

                              Telephone: (312) 732-8872
                              FAX: (312) 732-3885

$18,333,333.33
                              AMSOUTH BANK


                              By:   /s/ Anthony Stiffler
                                  -----------------------------
                              Name:     Anthony Stiffler
                                    ---------------------------
                              Title:  Senior Vice President
                                    ---------------------------

                              111 North Orange Avenue
                              Suite 600
                              Orlando, Florida 32801
                              Attention: Tony Stiffler

                              Telephone: (407) 246-8946
                              FAX: (407) 835-3045

$18,333,333.33
                              BANK OF AMERICA, N.A.


                              By:   /s/ Alden G. Beane
                                 ----------------------------
                              Name:     Alden G. Beane
                                    -------------------------
                              Title:    Vice President
                                     ------------------------

                              600 Peachtree Street NE
                              19th Floor
                              GA1-006-19-12
                              Atlanta, Georgia 30308
                              Attention: Alden Beane

                              Telephone: (404) 607-4569
                              FAX: (404) 607-6343

$7,333,333.33
                              COMPASS BANK


                              By:   /s/ T. Ray Sandefur
                                 ------------------------------
                              Name:     T. Ray Sandefur
                                   ----------------------------
                              Title:   Senior Vice President
                                    ---------------------------

                              15 South 20th Street
                              15th Floor
                              Birmingham, Alabama 35233
                              Attention: T. Ray Sandefur

                              Telephone: (205) 933-3652
                              FAX: (205) 715-7212

$11,000,000.00
                              BRANCH BANKING AND TRUST


                              By:   /s/ Mark J. Redmond
                                  ---------------------------
                              Name:     Mark J. Redmond
                                    -------------------------
                              Title:    Vice President
                                     ------------------------

                              110 South Stratford Road
                              Suite 301
                              Winston Salem, North Carolina 27104
                              Attention: Mark Redmond

                              Telephone: (336) 733-3242
                              FAX: (336) 733-3254

$7,777,777.33
                              NATIONAL BANK OF CANADA


                              By:   /s/ E. B. Buchanan
                                  -------------------------
                              Name:     E. B. Buchanan
                                    -----------------------
                              Title:    Vice President
                                     ----------------------


                              By:   /s/ J. Michael Smith
                                 --------------------------
                              Name:     J. Michael Smith
                                    -----------------------
                              Title:    Vice President
                                    -----------------------

                              200 Galleria Parkway
                              Suite 800
                              Atlanta, Georgia 30339
                              Attention: Ted Buchanan

                              Telephone: (770) 980-0588
                              FAX: (770) 980-9531

$14,666,666.67
                              UNION BANK OF CALIFORNIA


                              By:   /s/ Cheryl B. Cinelli
                                  ---------------------------
                              Name:     Cheryl B. Cinelli
                                    -------------------------
                              Title:    Vice President
                                     ------------------------

                              350 California Street
                              6th Floor
                              San Francisco, California 94104
                              Attention: Cheryl Cinelli

                              Telephone: (415) 705-7061
                              FAX: (415) 705-5093

                               PRICING SCHEDULE

===============================================================================
 APPLICABLE     LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V   LEVEL VI
 MARGIN         STATUS     STATUS     STATUS      STATUS    STATUS     STATUS
===============================================================================
Eurodollar       1.50%      1.55%      1.625%      1.75%    1.875%      2.00%
 Advances

===============================================================================
Floating         0.25%      0.30%      0.375%      0.50%    0.625%      0.75%
 Rate
Advances
===============================================================================

===============================================================================
                LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V   LEVEL VI
                STATUS     STATUS     STATUS      STATUS    STATUS     STATUS
===============================================================================
Applicable       1.50%      1.55%      1.625%      1.75%    1.875%      2.00%
LC Fee Rate
===============================================================================
Applicable       0.25%      0.25%       0.35%      0.35%     0.40%      0.50%
Fee Rate
===============================================================================

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

                            LEVERAGE-BASED PRICING

     "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

     "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 2.00 to 1.00.

     "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 2.25 to 1.00.

     "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.50 to 1.00.

     "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 2.75 to 1.00

     "Level V Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Leverage Ratio is less than or equal to 3.00 to 1.00.

     "Level VI Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

     "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

     The Applicable Margin, Applicable Fee Rate and Applicable LC Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin, Applicable Fee Rate, or Applicable LC Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin, Applicable Fee Rate and Applicable LC Fee Rate shall be the highest Applicable Margin, Applicable Fee Rate and Applicable LC Fee Rate set forth in the foregoing table until five days after such Financials are so delivered. Notwithstanding the foregoing, from the date of the initial funding until the date on which the annual Financials for the Fiscal Year ending December 31, 1999 have been delivered to the Agent, the Applicable Margin, Applicable Fee Rate and Applicable LC Fee Rate shall be determined by reference to Level VI Status.